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                                                                   EXHIBIT 10.4


[Wells Fargo Logo]                                WELLS FARGO FOOTHILL
                                                  1000 Abernathy Road
                                                  Suite 1450
                                                  Atlanta, GA 30328
                                                  770 508-1300
                                                  www.wffoothill.com



as of December 30, 2003


World Airways, Inc.
101 World Drive
Peachtree City, Georgia 30269

Re: Termination of Loan and Security Agreement dated as of December 12, 2002 among Wells Fargo Foothill, Inc., formerly known as Foothill Capital Corporation as agent and lender (the "Lender") and World Airways, Inc. and its Subsidiaries (the "Borrowers") (as modified, amended, restated and supplemented from time to time, the "Loan Agreement")


Gentlemen:

                As of the date hereof, there is currently outstanding under the Loan Agreement the following (the "Obligations"):

                1. Billable reserve in the aggregate amount of $30,000,00.(1)

                2. Accrued and unpaid fees due under the Loan Agreement
                   (including the non-refundable Applicable Prepayment premium in the amount of $1,2000,000.00), legal fees and expenses, and interest on Advances through December 30, 2003 of $1,270,650.01.

                3. Advances in the aggregate principal amount of $0.00
                   outstanding as of end of business on December 30, 2003.




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         (1) The billable reserve will be used to reimburse the Lender for all expenses, including reasonable fees, disbursements and expenses of counsel and other out of pocket expenses of the Lender, as provided for in the Loan Agreement. If there remains any balance in such reserve after payment of such fees, disbursements and expenses on the date ninety (90) days following the date hereof, the Lender shall remit such amount to the Borrowers promptly thereafter. At such time, the Lender shall provide to the Borrowers an itemization of such fees, disbursements and expenses.
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                4. Outstanding Letters of Credit in the aggregate amount of
                   $3,252,435.00 to be cash collaterized in the aggregate amount of $3,415,056.75.

                The amount necessary to satisfy the Obligations on the date hereof totals $4,715,714.76.

                Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Loan Agreement.

                Payment of the foregoing sums shall be made from the funds available in the Borrowers' Loan Account from Collections. Any funds in the Borrowers' Loan Account in excess of the amount necessary to satisfy the Obligations set forth herein shall be returned to the Borrowers. Effective as of such payment, the Borrowers irrevocably terminate the Loan Agreement.

                The Borrowers have proposed that that all Collateral securing the Obligations be released upon repayment of the above-described Obligations, in each case, in immediately available funds.

                The Lender agrees that, upon receipt in immediately available funds (or the cash collateralization of the Obligations in respect of Outstanding Letters of Credit as provided in paragraph 4 above) of all above-described Obligations not later than 2:00 p.m. (Atlanta, Georgia time) on December 30, 2003 and receipt by the Lender of counterparts of this letter agreement from the Borrowers (i) the Borrowers shall not have any Obligations under the Loan Agreement except for indemnification obligations that shall survive until satisfied in full, (ii) all security interests and liens held by or for the benefit of the Lender shall be released and terminated without any further action by the Borrowers or the Lender and, at the Borrowers' request, the Lender (at the sole expense and cost of the Borrowers) will deliver to the Borrower Uniform Commercial Code termination statements and such other releases as are reasonably requested by the Borrowers in connection with the release and termination of security interests and liens under the Loan Documents, (iii) the Borrowers shall be authorized to file all Uniform Commercial Code termination statements and such other documents as are necessary to release or terminate any and all security interests and liens of the Lender in and to any assets of the Borrowers, including any filings required by the Assignment of Claims Act, 31 USC Section 3727 and (iv) all account control agreements and similar arrangements entered into pursuant to the Loan Documents shall be terminated and be of no further force and effect; provided, however, that the foregoing release of the Lender's security interest shall not apply to any cash collateral held by the Lender pursuant to that certain letter agreement with respect to letter of credit reimbursement obligations dated of even date herewith between World Airways, Inc. and Wells Fargo Foothill, Inc.

                Each Borrower agrees to indemnify the Lender from any and all loss, cost, damage or expense (including attorneys' fees and legal expenses) that the Lender may suffer or incur at any time as a result of any non-payment, claim, refund or dishonor of any checks or other items which have been credited by the Lender to the account of the Borrowers with the Lender. In addition, each Borrower agrees to pay to the Lender on demand all costs and


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expenses (including attorneys' fees) incurred in connection with this letter agreement, and any instruments or documents contemplated hereunder.

                Notwithstanding anything to the contrary contained herein, the Lender reserves all of its rights in and to any checks or similar instruments for payment of money heretofore received by the Lender in connection with its arrangement with the Borrowers, and all of its rights to any monies due or to become due under said checks or similar instruments and/or all of its claims hereon.

                Notwithstanding anything to the contrary contained herein, in the event any payment made to, or other amount or value received by, the Lender from or for the account of any Borrower is avoided, rescinded, set aside or must otherwise be returned or repaid by the Lender whether in any bankruptcy, reorganization, insolvency or similar proceeding involving any Borrower or otherwise, the indebtedness intended to be repaid thereby shall be reinstated (without any further action by any party) and shall be enforceable against such Borrower. In such event, the Borrows shall be and remain liable to the Lender for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

                Each Borrower represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, demands of any kind, character or nature whatsoever, fixed or contingent, which such Borrower may have, or claim to have, against the Lender, and each Borrower, on behalf of itself and its shareholders or members and subsidiaries, hereby releases, remises and forever discharges the Lender, and its agents, servants, employees, directors, officers, attorneys, accountants, consultants, affiliates, representatives, receivers, trustees, subsidiaries, predecessors, successors and assigns (collectively, the "Released Parties") from any and all claims, damages, losses, demands, liabilities, obligations, actions and causes of action whatsoever (whether arising in contract or in tort, and whether at law or in equity), whether known or unknown, matured or contingent, liquidated or unliquidated, in any way arising from, in connection with, or in any way concerning or relating to any dealings with any of the Released Parties (other than claims determined by a court of competent jurisdiction to arise from the gross negligence or willful misconduct of a Released Party) from the beginning of time until and through the dates of execution and delivery of this letter.

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                This letter shall be effective when a counterpart is signed by each of the parties in the appropriate space provided below. Delivery of a counterpart by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.



                                      Very truly yours


                                      WELLS FARGO FOOTHILL, INC.


                                      By:   /s/  Kristy S. Loucks
                                           ------------------------------------
                                      Name:  Kristy S. Loucks
                                      Title:  Vice President


Acknowledged, Accepted and Agreed to as of the 30th day of December, 2003:

WORLD AIRWAYS, INC.


By:   /s/  Gilberto M. Duarte, Jr.
    --------------------------------
Name:  Gilberto M. Duarte, Jr.
Title:  Chief Financial Officer


WORLD AIRWAYS PARTS COMPANY, LLC


By:   /s/  Gilberto M. Duarte, Jr.
    --------------------------------
Name:  Gilberto M. Duarte, Jr.
Title:  Manager